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                                                                       EX-(J)(1)




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors" and "Financial Statements" and to the use of our reports dated December 17, 2001 on Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Adjustable Rate Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Global Consumer Growth Fund, Goldman Sachs Global Financial Services Fund, Goldman Sachs Global Health Sciences Fund, Goldman Sachs Global Infrastructure and Resources Fund and Goldman Sachs Global Technology Fund (fifteen of the funds comprising the Goldman Sachs Trust), which are incorporated by reference in this Registration Statement (Form N-1A 33-17619 and 811-5349) of Goldman Sachs Trust.




                                                /s/ ERNST & YOUNG LLP
                                                ---------------------
                                                ERNST & YOUNG LLP

New York, New York
February 25, 2002